FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Investor Relations & Communications
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL CORPORATION REPORTS 56 PERCENT IMPROVEMENT IN ADJUSTED EPS;
ADJUSTED OPERATING PROFIT IMPROVEMENT OF 210 BASIS POINTS IN THIRD QUARTER 2015

Key Highlights

•	Horizon Global completed its first quarter as a stand-alone independent public company

•	Adjusted operating profit margin improved to 7.6 percent, an increase of 210 basis points over the same period in 2014, excluding Special Items(1)

•	Net sales increased 2.6 percent over third quarter of 2014 on constant currency basis(2)

•
Earnings per share were $0.35 per diluted share, an increase of 21 percent versus 2014. Excluding Special Items(3), earnings per share would have been $0.50 per diluted share, an increase of 56 percent over third quarter of 2014

•	Net cash provided by operations conversion from net income on a year-to-date basis was nearly 130 percent compared to less than 40 percent for the same period in 2014

BLOOMFIELD HILLS, Michigan, November 10, 2015 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported that net sales for the third quarter ended September 30, 2015 declined 2.9 percent to $153.3 million. On a constant currency basis(2), net sales increased 2.6 percent, compared to the third quarter of 2014, driven by growth in retail, eCommerce and aftermarket channels. Operating profit increased 9.4 percent to $8.6 million, from $7.9 million in the third quarter of 2014. Excluding Special Items(1), operating profit increased 35.5 percent to $11.7 million or 7.6 percent of sales, from $8.6 million or 5.5 percent of sales in the third quarter of 2014. Our leverage ratio in the quarter improved to 3.6 times, reflecting our continued focus on consistent management of working capital.

2015 Third Quarter Business Segment Highlights

•
Cequent Americas net sales increased 2.6 percent, with volume especially strong in the retail channel. Cequent Americas operating profit increased to $10.7 million or 25 percent over the same period in 2014 due to continued productivity improvements, reduced SG&A and lower input costs. Excluding Special Items(1), Cequent Americas operating profit increased to $13.8 million or 54 percent over the same period in 2014.

•
Cequent APEA net sales declined 17 percent on a reported basis, but remained relatively flat on a constant currency basis(2), including a 9 percent increase on a constant currency basis(2) in Australia. Cequent APEA operating profit decreased to $1.7 million due to less favorable product mix and supply constraints.

•
Segment operating profit margin was 8.1 percent compared to 7.4 percent in the third quarter of 2014. Excluding Special Items(1), segment operating margin was 10.1 percent compared to 7.9 percent in the third quarter of 2014, an improvement of 220 basis points.

“We are proud of what we have accomplished in our first quarter operating as a stand-alone, independent public company. Much has been accomplished in our first 90 days, including establishing a company with a culture, vision, and mission that aligns to our objectives for value creation. In addition, we have made significant progress towards execution of our three financial priorities,” said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. "First, we are on track to achieve our near-term margin target of 10 percent on a segment basis, with the third quarter segment margin improving to 10.1 percent, excluding Special Items. We continue to work on a number of actions geared toward profitability improvement. Second, our cash generation in the quarter coupled with our working capital management resulted in a reduction in our leverage ratio to 3.6 times, with $28 million of cash on hand and total cash available of $98 million. Finally, our revenues were up 2.6 percent on a constant currency basis, driven by retail, eCommerce and aftermarket growth."

Outlook
Guidance issued for the six months ended December 31, 2015:

•	Net sales guidance updated to between $275 and $285 million, reflecting continued strength of U.S. dollar

•	Adjusted segment operating profit increasing 200 basis points,more than 50 percent greater than the same period in 2014, excluding any future items that may be considered Special Items

•	Operating cash flow between $20 and $30 million

•	Full-year adjusted earnings guidance of $0.95 to $1.00 per diluted share, excluding any future items that may be considered Special Items

"Margin improvement remains our number one priority and we are seeing the benefits of our continuing actions. Productivity at the Reynosa, Mexico facilities continues to improve at nearly double-digit rates as we consolidate our Juarez, Mexico plant into Reynosa and right-size our manufacturing footprint. In addition, we are in the process of closing our Tekonsha, Michigan facility in the quarter and strengthening our engineering capabilities at our Plymouth, Michigan facility. The integration of the Cequent Americas businesses remains on schedule and we are focused on improving the profitability of our businesses in Europe, South Africa and Brazil. Our culture of continuous improvement is focused on operational excellence, which is expected to drive cost savings longer term," said Zeffiro.

"Our outlook through year end is positive, as we expect to benefit from lower input costs along with continued strength in the retail and eCommerce channels. We believe that the distributor consolidation that impacted us in prior periods has stabilized, but expect that distributors will continue to seek economies of scale. We will continue to see headwinds from foreign currency translation and the evolving customer landscape. We are leveraging our past investments, product portfolio and manufacturing footprint to create a significant opportunity for value creation. Our forecast for the six months ended December 31, 2015 is for net sales to be between $275 and $285 million, and an increase in adjusted operating profit of more than 50 percent, resulting in a 200 basis point improvement in adjusted operating profit margin compared to the same time period in 2014. On a full-year basis for 2015, we expect adjusted earnings to be in a range of $0.95 to $1.00 per diluted share.”

About Horizon Global
Headquartered in Bloomfield Hills, Michigan, Horizon Global Corporation (NYSE: HZN) is a leading designer, manufacturer and distributor of industry leading high-quality, custom-engineered towing, trailering, cargo management and related accessory products for original equipment, aftermarket and retail channel customers on a global basis. Our mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders. For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, the future prospects of the Company as an independent company, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's ability to successfully implement its profitability improvement measures, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Registration Statement filed on Form S-1 and the other reports that the Company files with the SEC (available at www.sec.gov). These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

(1)
Please refer to "Company and Business Segment Financial Information," which details certain costs, expenses, other charges, collectively described as ''Special Items,'' that are included in the determination of operating profit under GAAP, but that management would consider important in evaluating the quality of the Company's operating results. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(3)
Appendix I details certain costs, expenses, and other charges, collectively described as ''Special Items,'' that are included in the determination of net income under GAAP, but that management would consider important in evaluating the quality of the Company's operating results. Accordingly, the Company presents adjusted net income and diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,130	$5,720
Receivables, net	73,440	63,840
Inventories	113,880	123,530
Deferred income taxes	4,840	4,840
Prepaid expenses and other current assets	6,610	5,690
Total current assets	226,900	203,620
Property and equipment, net	46,310	55,180
Goodwill	4,420	6,580
Other intangibles, net	57,820	66,510
Other assets	11,370	11,940
Total assets	$346,820	$343,830
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$14,460	$460
Accounts payable	74,670	81,980
Accrued liabilities	38,130	37,940
Total current liabilities	127,260	120,380
Long-term debt	189,280	300
Deferred income taxes	7,290	8,970
Other long-term liabilities	19,540	25,990
Total liabilities	343,370	155,640
Total shareholders' equity	3,450	188,190
Total liabilities and shareholders' equity	$346,820	$343,830

Horizon Global Corporation
Condensed Consolidated Statements of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net sales	$153,340	$157,860	$454,240	$484,210
Cost of sales	(115,580)	(119,690)	(343,430)	(363,720)
Gross profit	37,760	38,170	110,810	120,490
Selling, general and administrative expenses	(29,090)	(30,310)	(91,280)	(93,330)
Net gain (loss) on dispositions of property and equipment	(60)	10	(1,850)	(60)
Operating profit	8,610	7,870	17,680	27,100
Other expense, net:
Interest expense	(4,350)	(150)	(4,590)	(510)
Other expense, net	(1,060)	(810)	(3,030)	(2,290)
Other expense, net	(5,410)	(960)	(7,620)	(2,800)
Income before income tax expense	3,200	6,910	10,060	24,300
Income tax credit (expense)	3,150	(1,700)	(30)	(5,890)
Net income	$6,350	$5,210	$10,030	$18,410
Net income per share:
Basic	$0.35	$0.29	$0.55	$1.02
Diluted	$0.35	$0.29	$0.55	$1.02
Weighted average common shares outstanding:
Basic	18,098,404	18,062,027	18,073,836	18,062,027
Diluted	18,215,209	18,114,032	18,160,858	18,113,399

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Nine months ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net income	$10,030	$18,410
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on dispositions of property and equipment	1,850	60
Depreciation	7,580	8,830
Amortization of intangible assets	5,540	5,730
Amortization of original issuance discount and debt issuance costs	330	—
Deferred and other income taxes	(4,620)	(1,100)
Non-cash compensation expense	1,750	2,410
Increase in receivables	(16,120)	(20,040)
Decrease in inventories	5,330	10,370
(Increase) decrease in prepaid expenses and other assets	(1,910)	380
Increase (decrease) in accounts payable and accrued liabilities	2,860	(17,570)
Other, net	170	(700)
Net cash provided by operating activities	12,790	6,780
Cash Flows from Investing Activities:
Capital expenditures	(6,400)	(9,450)
Net proceeds from disposition of property and equipment	1,770	260
Net cash used for investing activities	(4,630)	(9,190)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	100,420	134,080
Repayments of borrowings on credit facilities	(95,420)	(133,130)
Proceeds from Term B Loan, net of issuance costs	192,920	—
Repayments of borrowings on Term B Loan	(2,500)	—
Proceeds from ABL Revolving Debt, net of issuance costs	37,900	—
Repayments of borrowings on ABL Revolving Debt	(30,980)	—
Net transfers from former parent	27,630	4,700
Cash dividend paid to former parent	(214,500)	—
Net cash provided by financing activities	15,470	5,650
Effect of exchange rate changes on cash	(1,220)	(480)
Cash and Cash Equivalents:
Increase for the period	22,410	2,760
At beginning of period	5,720	7,880
At end of period	$28,130	$10,640
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,760	$460

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cequent America
Net sales	$116,540	$113,580	$342,030	$356,660
Operating profit	$10,700	$8,550	$24,400	$31,100
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$3,060	$360	$5,530	$2,800
Loss on software disposal	$—	$—	$1,870	$—
Excluding Special Items, operating profit would have been	$13,760	$8,910	$31,800	$33,900

Cequent APEA
Net sales	$36,800	$44,280	$112,210	$127,550
Operating profit	$1,730	$3,140	$5,650	$7,770
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$—	$380	$1,060	$380
Excluding Special Items, operating profit would have been	$1,730	$3,520	$6,710	$8,150

Operating Segments
Operating profit	$12,430	$11,690	$30,050	$38,870
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$3,060	$740	$6,590	$3,180
Loss on software disposal	$—	$—	$1,870	$—
Excluding Special Items, segment operating profit would have been	$15,490	$12,430	$38,510	$42,050

Corporate Expenses
Operating loss	$(3,820)	$(3,820)	$(12,370)	$(11,770)

Total Company
Net sales	$153,340	$157,860	$454,240	$484,210
Operating profit	$8,610	$7,870	$17,680	$27,100
Total Special Items to consider in evaluating operating profit:	$3,060	$740	$8,460	$3,180
Excluding Special Items, operating profit would have been	$11,670	$8,610	$26,140	$30,280

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net Income, as reported	$6,350	$5,210	$10,030	$18,410
After-tax impact of Special Items to consider in evaluating quality of income:
Severance and business restructuring costs	2,650	570	5,220	2,160
Loss on software disposal	—	—	1,170	—
Excluding Special Items, income would have been	$9,000	$5,780	$16,420	$20,570

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Diluted earnings per share, as reported	$0.35	$0.29	$0.55	$1.02
After-tax impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	0.15	0.03	0.29	0.12
Loss on software disposal	—	—	0.06	—
Excluding Special Items, EPS would have been	$0.50	$0.32	$0.90	$1.14
Weighted-average shares outstanding, diluted	18,215,209	18,114,032	18,160,858	18,113,399

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended September 30, 2015			Nine months ended September 30, 2015
	Consolidated	Cequent Americas	Cequent APEA	Consolidated	Cequent Americas	Cequent APEA
Revenue growth as reported	(2.9)%	2.6%	(16.9)%	(6.2)%	(4.1)%	(12.0)%
Less: currency impact	(5.5)%	(1.0)%	(17.1)%	(4.2)%	(0.7)%	(14.0)%
Revenue growth at constant currency	2.6%	3.6%	0.2%	(2.0)%	(3.4)%	2.0%